EXHIBIT 10

COMPUTER NETWORK TECHNOLOGY CORPORATION

Plan Information Statement
For Participants in the Company’s
1999 Non-Qualified Stock Award Plan

This document constitutes part of a prospectus
covering securities registered under
the Securities Act of 1933.

The date of this document is as of June 25, 2003

     The Board of Directors of Computer Network Technology Corporation (the “Company”) has adopted the 1999 Non-Qualified Stock Award Plan (as amended from time to time, the “Plan”). In brief, the Plan enables the Company to make compensation awards of cash, shares and options to purchase shares of its Common Stock to employees, consultants and advisors of the Company and those of its parent and or subsidiary corporations, if any.

     The purpose of the Plan is to:

•	motivate key personnel to produce a superior return to the Company’s shareholders by offering an opportunity to share in the appreciation of Company stock, and

•	help recruiting and retaining key personnel by providing an attractive opportunity to accumulate capital.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to the Employee Retirement Income Securities Act of 1974.

     You have been granted an award under the Plan in the form of either restricted or unrestricted stock, non-qualified stock options, performance units or some other stock-based award (an “Award”). A copy of the Plan is attached hereto as Exhibit A. You also have executed an agreement (the “Agreement”) containing additional terms and conditions of your Award. The Plan, along with the Agreement, contain the rights and obligations you have as the recipient of an Award under the Plan. The Company suggests that you read the Plan and the Agreement carefully. The main body of this document briefly summarizes some of the features of the Plan and also includes additional information the Company is required to provide under the federal securities laws. Capitalized terms not defined in this document shall have the meaning given to them in Section 2.1 of the Plan.

Administration

     The Plan is administered by the Compensation Committee (the “Committee”) of the Board which is composed of two or more directors who are “disinterested persons,” as defined in Rule 16b-3(c) (or its successor provisions ) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Members of the Committee are appointed by, and may be removed by, a majority vote of the Board and serve on the Committee for an indefinite term at the discretion of the Board.

     The Committee has the authority to adopt and revise rules relating to the Plan, to make final and binding interpretations of the Plan and to determine the timing of grants, identity of recipients, and other terms and conditions of Awards. The Committee may generally delegate its responsibilities under the Plan to members of the Company’s management and others with respect to the selection and grants of Awards to Employees. (See Sections 2.1, 3 and 5 of the Plan.)

Eligible Participants

     Key employees, consultants, independent contractors and, in certain circumstances, officers of the Company and its Affiliates are eligible to receive Awards under the Plan. The Committee decides to whom Awards should be granted, the type of Award, and the amount and terms of any such Award. (See Sections 2.1(j) and 3 of the Plan)

Stock Subject to the Plan

     Up to an aggregate of 6,480,000 shares of Common Stock of the Company, par value $.01 per share, may be issued pursuant to Awards granted under the Plan. The aggregate number of shares is subject to adjustment for stock splits, stock dividends, and similar changes in the Company’s capitalization. Shares of stock subject to Awards under the Plan that are not used because the terms and conditions of the Awards are not met may be reallocated under the Plan as though they had not been previously awarded. (See Sections 4, 13 and 17 of the Plan.)

Types of Awards

     The types of Awards that may be granted under the Plan include Non-Qualified Stock Options, Performance Units, Restricted Stock, Stock and other Stock-based Awards. Subject to restrictions described in the Plan and the Agreement, Awards will be granted and exercisable or received, as the case may be, by the recipients at such times as are determined by the Committee.

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Except as may be provided in the Plan or the Agreement, Awards are not assignable or transferable by you. (See Sections 3, 6 and 7 of the Plan)

Acceleration of Awards, Lapse of Restrictions, Forfeiture

     The Committee may provide for the lapse of restrictions on Restricted Stock or other Awards, accelerated exercisability of Options or acceleration of the term with respect to which the achievement of performance targets for Performance Units is determined in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, your death or retirement, or such other events as the Committee may determine. The Committee may provide that certain Awards may be exercised in certain events after your retirement or death. (See Sections 6, 7 and 13 of the Plan)

Adjustments, Modification, Termination

     The Plan provides the Committee with discretion to adjust the kind and number of shares available for Awards or subject to outstanding Awards, the option price of outstanding Options, and performance targets for, and payments under, outstanding Awards of Performance Units in the event of mergers, recapitalization, stock dividends, stock splits, or other relevant changes. Adjustments in performance targets and payments on Performance Units are also permitted upon the occurrence of such other events as may be specified by the Committee, which may include changes in the Company’s accounting practices or changes in the recipient’s title or employment responsibilities. The Board has the right to terminate, suspend or modify the Plan. The Committee may cancel your outstanding Options and Performance Units generally in exchange for cash payments to the recipients in the event of certain dissolutions, liquidations, mergers, statutory share exchanges, or other similar events involving the Company. (See Sections 6, 7, 11, 12, 13 and 16)

Tax Considerations

     Nonqualified Stock Options. You will not realize any taxable income, and the Company will not be entitled to any related deduction, at the time any Non-Qualified Stock Option is granted under the Plan. Generally, at the time Shares are transferred to you upon the exercise of a Non-Qualified Stock Option, you will realize ordinary income, and the Company will be entitled to a deduction. The amount of such income and deduction will be equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price. When you dispose of the Shares, any additional gain or loss you realize will be taxed as a capital gain or loss.

     Nonqualified Stock Options — UK option holders. If you are a UK resident for tax purposes or are working in the UK, you will not be subject to any UK tax charge when you are granted a Stock Option under the Plan. However, when you exercise the Stock Option you will suffer a UK income tax charge on the difference between the amount you are required to pay on the exercise of the Stock Option and the value of the Shares at that time. UK national insurance contributions will also be payable on this difference. You will be required to pay all relevant income tax and employee’s national insurance contribution (see below).

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     Restricted and Unrestricted Stock. Unless you file an election to be taxed under Section 83(b) of the Code:

•	you will not realize income upon the grant of Restricted Stock,

•	you will realize ordinary income, and the Company will be entitled to a corresponding deduction when the restrictions have been removed or expire, and

•	the amount of such ordinary income and deduction will be the fair market value of the Restricted Stock on the date the restrictions are removed or expire.

If you file an election to be taxed under Section 83(b) of the Code, your tax consequences and the Company’s tax consequences will be determined as of the date of you were granted the Restricted Stock, rather than as of the date of the removal or expiration of the restrictions. An election under Section 83(b) of the Code must be filed within 30 days of the date of your grant of Restricted Stock. The election is made by filing with the Company and the IRS Service Center where you file your income tax return. The statement of election should include your name, your social security number, the number of shares of Restricted Stock acquired, the fair market value on the date of grant, and the date of grant. A copy of the election must be included with your income tax return for the year of grant.

With respect to Awards of Unrestricted Stock:

•	you will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the Unrestricted Stock, and

•	the amount of such ordinary income and deduction will be the fair market value of such Unrestricted Stock on the date of the grant.

When you dispose of Restricted or Unrestricted Stock, you will realize a capital gain or loss based on the difference between the amount you received from such disposition and the fair market value of such shares on the date you realize ordinary income.

     Performance Units. Generally:

•	you will not realize income upon the grant of a Performance Unit Award,

•	you will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock, or a combination of cash and shares of Common Stock are delivered to you upon payment of the Performance Unit Award, and

•	the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date they are received.

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When you dispose of shares received in payment of a Performance Unit Award, the difference between the amount received upon the disposition and the fair market value of the shares on the date you realize ordinary income will be treated as a capital gain or loss.

     Withholding. The Plan permits the Company to require you upon receiving Stock under the Plan to pay the Company, in cash, an amount sufficient to cover any required withholding taxes or (in the UK) any income tax or employee’s national insurance contributions for which the Company may be liable in connection with the exercise of any Option or the receipt of the Stock. In lieu of cash, the Committee may permit you to cover withholding obligations (or the UK tax liabilities) through a reduction in the number of Shares delivered to you or the surrender to the Company of Shares previously received by you. The use of Stock to satisfy withholding obligations is subject to certain restrictions if the recipient is an officer or director of the Company or deemed to be a holder of 10% or more of the Company’s capital stock under applicable securities laws. (See Section 10 of the Plan)

     The foregoing is only a brief summary of the applicable federal income tax laws and should not be relied upon as being a complete statement. The tax laws are from time to time subject to legislative changes and new or revised judicial or administrative interpretations. In addition, you may incur foreign, state or local tax consequences which are not discussed above. In particular, the summaries set out above in relation to Restricted Stock and Performance Unit Awards do not deal with UK tax issues. Therefore, you are encouraged to review with a tax adviser from time to time the tax status of the Award you have received. You are also encouraged to review with a tax adviser the tax consequences prior to exercising an Option and disposing of the Shares acquired pursuant to such exercise or receiving Stock or cash in connection with other Awards under the Plan.

Resale Considerations

     The prospectus of which this document is a part will not be available for the resale of Shares of Stock purchased by an “affiliate” of the Company, as that term is defined in Rule 405 adopted under the Securities Act of 1933, as amended (the “Securities Act”). Generally, such affiliates may resell their Shares upon compliance with Rule 144 adopted under the Securities Act or pursuant to an effective registration statement filed with the Securities and Exchange Commission. If you are not an affiliate of the Company you may generally resell your Shares without compliance with Rule 144 or further registration under the Securities Act. Participants who are officers of the Company must also comply with the reporting and holding period requirements of Section 16 of the Exchange Act, and the rules and regulations adopted thereunder.

ADDITIONAL INFORMATION

     The Company will provide you without charge, upon your oral or written request, additional copies of this document and a copy of any or all of the following documents (without exhibits, except where such exhibits are specifically incorporated by reference into the information incorporated into this document), all of which are incorporated by reference into the

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prospectus under Section 10(a) of the Securities Act of which this document is a part (the “Prospectus”):

(a)	The Company’s latest annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Exchange Act.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)	The description of the Company’s Common Stock in its registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(d)	All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold (which shall be deemed to be incorporated by reference into the Prospectus as of the date of filing of such reports and documents).

     The Company will provide you a copy of each annual report to shareholders and all reports, proxy statements and other communications distributed to its shareholders generally when such distributions are made. Additional information about the Plan and its administrators is also available. Written requests for such copies or information should be directed to: Secretary, Computer Network Technology Corporation, 6000 Nathan Lane, Minneapolis, Minnesota 55442. Telephone requests may be directed to the office of the Secretary at (763) 268-6000.

6

EXHIBIT A

1999 NON-QUALIFIED STOCK AWARD PLAN

(as amended and restated through June 25, 2003)

     1. Purpose. The purpose of this 1999 Non-Qualified Stock Award Plan (the “Plan”) is to motivate key personnel to produce a superior return to the shareholders of Computer Network Technology Corporation by offering such personnel an opportunity to realize Stock appreciation, by facilitating Stock ownership, and by rewarding them for achieving a high level of corporate performance. This Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity.

     2. Definitions.

     2.1 The terms defined in this section are used (and capitalized) elsewhere in this Plan.

     (a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424(e) and (f) of the Code, or any successor provision.

     (b) “Agreement” means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.

     (c) “Award” means a grant made under this Plan in the form of Options, Restricted Stock, Stock, or any other Stock-based Award.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     (f) “Committee” means two or more Disinterested Persons designated by the Board to administer this Plan under Section 3 hereof.

     (g) “Company” means Computer Network Technology Corporation, a Minnesota corporation, or any successor to substantially all of its businesses.

     (h) “Disinterested Person” means a member of the Board who is considered a disinterested person within the meaning of Exchange Act Rule l6b-3 or any successor definition.

     (i) “Effective Date” means the date specified in Section 8.1 hereof.

     (j) “Employee” means any employee (excluding an officer or director) of the Company or an Affiliate. “Employee” shall also include other individuals and entities who are not “employees” of the Company or an Affiliate but who provide services to the Company or an Affiliate in the capacity of an advisor or consultant (other than as a director). References herein to “employment” and similar terms shall include the providing of services in any such capacity. Employee shall also include any other person not previously employed by the Company or an Affiliate who is issued an Award as an inducement essential to the person’s entering into an employment contract with the Company (including employment as an officer), but only if issuance of the Award would not require shareholder approval of the Plan or the Award under the rules of the National Association of Securities Dealers, Inc.

     (k) “Event” means any of the following:

     (i) The acquisition by an individual, entity, or group (within the meaning of Section 13(d)(3) or l4(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 40% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an Event:

     (1) any acquisition of voting securities of the Company directly from the Company,

     (2) any acquisition of voting securities of the Company by the Company or any of its wholly owned Subsidiaries,

     (3) any acquisition of voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

     (4) any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

     (ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-ll;

     (iii) Approval by the shareholders of the Company of a reorganization, merger, consolidation, or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation, or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation, owned, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation, or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation, or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

     (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company

Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

     (v) Notwithstanding the above, an Event shall not be deemed to occur with respect to an employee if the acquisition of the 40% or greater interest referred to in subsection (i) is by a group, acting in concert, that includes that recipient or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in subsections (iii) or (iv) by a group, acting in concert, that includes that Participant.

     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (m) “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

     (i) the closing sale price of a Share on the date immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale occurred of Shares on the National Association of Securities Dealers, Inc. Automated Quotations National Market System (“NMS”), or

     (ii) if the Shares are not quoted on the NMS, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

     Provided, however, if the NMS has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or otherwise, all references in this Section 2.1(m) to the “date immediately preceding that date” shall be deemed to be references to “that date.” The determination of Fair Market Value shall be subject to adjustment as provided in Section 12 hereof.

     (n) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

     (o) “Non-Qualified Stock Option” means an Option that is not an incentive stock option granted in accordance with the requirements of Code Section 422 or any successor to said section.

     (p) “Option” means a right to purchase Stock. All Options under the Plan shall be Non-Qualified Stock Options.

     (q) “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.

     (r) “Performance Units” means an Award made under Section 7.2 hereof.

     (s) “Plan” means this 1999 Non-Qualified Stock Award Plan, as amended from time to time.

     (t) “Restricted Stock” means Stock granted under Plan Section 7.3 so long as such Stock remains subject to one or more restrictions.

     (u) “Retirement” of an Employee means termination of employment with the Company or an Affiliate on or after the date the Employee attains age 55.

     (v) “Share” means a share of Stock.

     (w) “Stock” means the common stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.

     (x) “Subsidiary” means a subsidiary corporation, as that term is defined in Section 424(f) of the Code, or any successor provision.

     (y) “Successor” means the legal representative of the estate of a deceased Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee under Section 16 hereof, acquire the right to exercise an Option or receive cash or Shares issuable in satisfaction of an Award in the event of an employee’s death.

     (z) “Term” means the period during which an Option may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock are in effect.

     (aa) “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

     2.2 Number. Except when otherwise indicated by context, any term used in the singular shall also include the plural.

     3. Administration.

     3.1 Authority of Committee. The Committee shall administer this Plan. The Committee may delegate all or any portion of its authority under this Plan to persons who are not Disinterested Persons solely for purposes of determining and administering Awards to Employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act. The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award. Each Award shall be subject to an Agreement authorized by the Committee. The Committee’s interpretation of this Plan and of any Awards made under this Plan shall be final and binding on all persons. The Committee shall have the power to establish regulations to administer this Plan and to change such regulations.

     3.2 Indemnification. To the full extent permitted by law, (a) no member of the Board or of the Committee or any person to whom the Committee delegates authority under this Plan shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award made under this Plan and (b) the members of the Board and of the Committee and each person to whom the Committee delegates authority under this Plan shall be entitled to indemnification by the Company with regard to such actions and determinations.

     4. Shares Available Under this Plan. The number of Shares available for distribution under this Plan shall not exceed 6,480,000 (subject to adjustment as provided in this Section 4 and under Section 12 hereof). Any Shares subject to the terms and conditions of an Award under this Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under this Plan. In addition, if, in accordance with this Plan, an employee uses shares of Common Stock of the Company to (i) pay a purchase or exercise price, including an Option exercise price, or (ii) satisfy tax withholdings, only the number of shares issued net of the shares tendered in payment of such purchase or exercise price and tax withholdings shall be deemed to be issued for purposes of determining the maximum number of Shares available under the Plan. Further, the maximum number of Shares available for distribution under this Plan shall be increased to take into account any Awards granted under Section 17 of this Plan.

     5. Eligibility. Awards may be granted under this Plan to Employees, and such Awards shall have the terms and conditions specified in Sections 6 and 7 hereof and elsewhere in this Plan. The granting of Awards to Employees is solely at the discretion of the Committee.

     6. General Terms of Awards.

     6.1 Amount of Award. Each Agreement with an Employee shall set forth the number of Shares to which the Option subject to such Agreement applies or the number of Shares of Restricted Stock, Stock or Performance Units subject to such Agreement, as the case may be.

     6.2 Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option or Restricted Stock or the Performance Cycle for the Performance Units, as the case may be. An Agreement may permit an acceleration of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include without limitation acceleration resulting from the occurrence of an Event or in the event of the Employee’s death or Retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Section 7.2(b) hereof.

     6.3 Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in this Plan.

     6.4 Transferability. Except as provided in this Section 6.4, during the lifetime of an employee to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (prior to the expiration of the restrictions), Options or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act (“ERISA”) or the rules thereunder; any attempted transfer in violation of this Section 6.4 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide (i) that the Award subject to the Agreement shall be transferable to a Successor in the event of an employee’s death, or (ii) that the Award may be transferable to a Transferee if the Participant receives no consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer. By way of example and not limitation, (i) an Option may be exercised by a Transferee as and to the extent that such Option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable Agreement and (ii) for purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an Option upon the death, disability or termination of employment of an optionee, the references to “optionee” shall mean the original grantee of an option and not any Transferee.

     7. Terms and Conditions of Specific Awards.

     7.1 Stock Options. Each Option shall be granted as a Non-Qualified Stock Option and not as an incentive stock option under Code Section 422 or any other successor to said section. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants simultaneously to exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale as payment of the purchase price of such Shares. The purchase price may be payable in cash, in Stock having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Stock being purchased pursuant to the Option, or a combination thereof as determined by the Committee and provided in the Agreement. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its expiration date. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. The Committee may provide, in an Agreement or otherwise, that an employee who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option (“Reload Option”).

     7.2 Performance Units.

     (a) Initial Award. An Award of Performance Units shall entitle such Participant (or a Successor) to future payments of cash, Stock, or a combination of cash and Stock, as determined by the Committee and provided in the Agreement, based upon the achievement of performance targets established by the Committee. Such performance targets may, but need not, include without limitation targets relating to one or more of corporate, group, unit, Affiliate, or individual performance. The Agreement may establish that a portion of a full or maximum amount of an employee’s Award will be paid for performance, which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment. Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Cycle have been satisfied, and (iii) payment is due with respect to an Award of Performance Units.

     (b) Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to an employee upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not include without limitation an Event, a Fundamental Change, the Participant’s death or Retirement or, with respect to payments in Stock with respect to Performance Units, a reclassification, stock dividend, stock split, or stock combination as provided in Section 12 hereof.

     7.3 Restricted Stock Awards

     (a) The Committee is authorized to grant, either alone or in conjunction with other Awards, stock and stock-based Awards. The Committee shall determine the persons to whom such Awards are made, the timing and amount of such Awards, and all other terms and conditions. Company Common Stock granted to recipients may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a shareholder, including without limitation, voting and dividend rights.

     (b) An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

     (c) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

     (d) The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

     (e) An employee or a Successor or Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

     7.4 Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including without limitations those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and Phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate. Furthermore, the Committee may use stock available under this Plan as payment for compensation, grants or rights and earned or due under any other compensation plans or arrangements of the Company.

     8. Effective Date of this Plan.

     8.1 Effective Date. This Plan shall become effective as of July 15, 1999, the date of adoption of this Plan by the Board.

     8.2 Duration of this Plan. This Plan shall remain in effect until all Stock subject to it shall be distributed or all Awards have expired or lapsed, whichever is latest to occur, or this Plan is terminated pursuant to Section 11 hereof. The date and time of approval by the Committee of the granting of an Award (or such other time as the Committee shall designate) shall be considered the date and time at which such Award is made or granted, notwithstanding the date of any Agreement with respect to such Award.

     9. Right to Terminate Employment. Nothing in this Plan or in any Agreement shall confer upon any Employee the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment of the Employee with or without cause.

     10. Tax Withholding. The Company may withhold from any cash payment under this Plan to an employee or other person (including a Successor or a Transferee) an amount sufficient to cover any withholding taxes required or permitted to be withheld from the employee or other person. The Company shall have the right to require an employee or other person receiving Stock under this Plan to pay to the Company a cash amount sufficient to cover any withholding taxes, including any income tax, social security tax, national insurance contribution, or other kind or type of tax for which the employee, the Company or any Affiliate may be liable as a consequence of the employee or other person exercising an Option or receiving Stock. In lieu of all or any part of such a cash payment from a person receiving Stock under this Plan, the Committee may permit the individual to elect to cover all or any part of the withholdings, and to cover any additional withholdings up to the amount needed to cover the full amount of federal, state, and local tax with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the employee or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. The Company or the relevant Affiliate may in accordance with and to the extent it is able under the laws of the jurisdiction with respect to which a tax is owed, deduct the relevant amount from subsequent earnings payable to the employee. To the extent that the Company or the relevant Affiliate cannot (or does not) make the relevant deductions, the employee or person receiving the Stock shall enter into such other arrangements for the individual to reimburse the Company or the Affiliate for the amount of the tax liability as the Company shall require, and the Company may make the individual’s agreement to such arrangements a condition of the exercise of any Stock Option or the receipt of any Award under the Plan.

     11. Amendment, Modification and Termination of this Plan.

     (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

     (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Section 7.2 or 12 does not adversely affect these rights.

     12. Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of Shares available for Awards under this Plan and in the number and type of Shares and amount of cash subject to

Awards then outstanding, in the Option price as to any outstanding Options and, subject to Section 7.2(b) hereof, in outstanding Performance Units and payments with respect to outstanding Performance Units may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares of the Company through a Fundamental Change (subject to Section 13 hereof), recapitalization, reclassification, stock dividend, stock split, stock combination, or other relevant change, provided that fractional Shares shall be rounded to the nearest whole share.

     13. Fundamental Change. In the event of a proposed Fundamental Change: (a) involving a merger, consolidation, or statutory share exchange, unless appropriate provision shall be made for the protection of the outstanding Options by the substitution of options and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, to be issuable upon the exercise of options in lieu of Options and capital stock of the Company, or (b) involving the dissolution or liquidation of the Company, the Committee shall declare, at least 20 days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option of the declaration, that each outstanding Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an Option, within ten days after the Fundamental Change, of cash equal to the amount, if any, for each Share covered by the canceled Option, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option. At the time of the declaration provided for in the immediately preceding sentence, each Option shall immediately become exercisable in full and each person holding an Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the Shares covered thereby; provided, however, that if such Fundamental Change does not become effective, then the declaration pursuant to this Section 13(b) shall be rescinded, the acceleration of the exercisibility of the Option pursuant to this Section 13(b) shall be void, and the Option shall be exercisable in accordance with its terms. In the event of a declaration pursuant to this Section 13, each outstanding Option that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option shall be entitled to the payment provided for in this Section 13 if such Option shall have expired pursuant to an Agreement. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

     14. Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan.

     15. Other Benefit and Compensation Programs. Payments and other benefits received by an employee under an Award shall not be deemed a part of an employee’s regular, recurring compensation for purposes of any termination, indemnity, or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract, or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

     16. Beneficiary Upon Employee’s Death. To the extent that the transfer of an employee’s Award at death is permitted under an Agreement, (a) an employee’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (b) upon the death of the Employee, such beneficiary shall succeed to the rights of the Employee to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted under an Agreement.

     17. Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Restricted Stock or other Awards under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     18. Deferrals and Settlements. The Committee may require or permit Employees to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

     19. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.